UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010

SENETEK PLC
(Exact name of Registrant as Specified in its Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 LaTour Court, Suite A
Napa, California 94458
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (707) 226-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2010, Senetek Plc (the “Company”) entered into a Participation Agreement (“Agreement”) with SDX Resources, Inc (“SDX”) in which the Company purchased a 15%  working interest in certain oil and gas leases located in Dawson County, Texas (“Subject Leases”) of which SDX is the Lessee of record, for $108, 397.  Under the terms of the Agreement, the Company will pay 20% of the actual cost to casing point of the Initial Test Well, and if necessary, the cost to plug and abandon the Initial Test Well as a dry hole. The drilling of the Initial Test Well will commence on or before September 1, 2010, subject to rig availability.  Additionally, the Company will pay 17.647059% of the actual cost to casing point of the Second Test Well, and if necessary, the cost to plug and abandon it as a dry hole.   The Second Test Well will commence within one hundred and twenty (120) days of completion of the Initial Test Well. SDX has a 24% overriding royalty in the project.

Contemporaneously with the Agreement, an Operating Agreement was executed naming Breck Operating Corp as the Operator of all operations and other activities conducted on the Subject Leases.

On May 18, 2010 the Company issued a press release announcing the details in this matter.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.01	Completion of Acquisition of Assets

The disclosure item in Item 1.01 is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

Number	Exhibit

99.1	May 18, 2010 Senetek PLC Enters Into Participation Agreement with SDX Resources Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENETEK PLC

Date: May 20, 2010	By:	/s/ JOHN P. RYAN
John P. Ryan
Chief Executive Officer